EXHIBIT 99

275 West Federal Street

Youngstown, Ohio 44503-1203

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Colleen Scott	Gary M. Small
Vice President of Marketing	President and Chief Executive Officer
Home Savings	United Community Financial Corp.
(330) 742-0638	(330) 742-0472
cscott@homesavings.com

UCFC ANNOUNCES THIRD QUARTER RESULTS

AND DECLARES DIVIDEND

•	Net income of $4.1 million, or $0.086 per diluted share—Return on average assets 0.85%

•	Robust annualized loan growth of 17.8%, including loans held for sale

•	Maintained improved efficiency ratio of 63.5%

•	Tangible book value increased to $5.12 per share

•	Dividend of $0.025 per common share declared

YOUNGSTOWN, Ohio (October 20, 2015) – United Community Financial Corp. (Company) (Nasdaq: UCFC), parent company of The Home Savings and Loan Company (Home Savings), announced today that net income for the quarter ended September 30, 2015 totaled $4.1 million, or $0.086 per diluted common share. Net income for the nine months ended September 30, 2015 totaled $12.0 million, or $0.245 per diluted common share.

Gary M. Small, President and Chief Executive Officer of the Company and Home Savings, commented that, “We are pleased with the pace of performance improvement and see all aspects of our business improving. Quality loan growth, strong fee income and diligent expense management are creating outstanding momentum.”

Balance Sheet Highlights

Total Loans

Total outstanding loans, including loans held for sale, increased $146.8 million to $1.3 billion, or 15.0% on an annualized basis at September 30, 2015, compared to December 31, 2014. The increase was driven by a 35.5% increase of $89.8 million in commercial loans during the first nine months of 2015. Additionally, during the year, unfunded commercial loan commitments grew by 42.0% to approximately $82.6 million at September 30, 2015. Residential loans, including residential loans held for sale, increased 6.7%, or $50.7 million during the first nine months of 2015.

Total Deposits

Total deposits increased $62.6 million, or 6.2% on an annualized basis, to $1.4 billion at September 30, 2015, compared to $1.3 billion at December 31, 2014. Non-interest bearing accounts increased $20.6 million, or 11.0%, as a result of increasing commercial deposits since year end. During the same time period, interest bearing deposits increased 3.6%, or $42.0 million.

Third Quarter Results

Net Interest Income and Margin

Net interest income on a fully taxable equivalent basis was $14.3 million in the third quarter of 2015, up from the $12.7 million recorded in the third quarter of 2014 and the $13.9 million recorded in the second quarter of 2015. The improvement in net interest income, when comparing the third quarter of 2015 to the third quarter of 2014, was due to an increase in average net loan balances totaling approximately $144.7 million. Additionally, funding costs were reduced due to a modification of an FHLB advance and the prepayment of two repurchase agreements late in 2014. Net interest margin was 3.18% for the third quarter of 2015, an increase from 3.06% for the third quarter of 2014, and an increase from the 3.16% recorded in the previous quarter.

Provision for Loan Losses

The Company recognized a provision for loan losses of $673,000 in the third quarter of 2015 compared to a provision of $116,000 in the third quarter of 2014, and a provision of $753,000 in the previous quarter. Provision expense continues to be driven primarily by strong loan growth as charge-off activity returned to more normal levels.

Non-Interest Income

Non-interest income was $4.9 million in the third quarter of 2015 compared to $4.2 million in the third quarter of 2014, and down from $5.3 million in the previous quarter. The increase in non-interest income in comparing the third quarter of 2015 to the third quarter of 2014 was primarily a result of greater mortgage banking income driven by an increase in the volume of loans sold into the secondary market. The decrease in noninterest income compared to the prior quarter is a result of an unfavorable adjustment in the mortgage servicing rights valuation allowance.

Non-Interest Expense

Non-interest expense was $12.3 million for the third quarter of 2015 compared to $14.3 million for the third quarter of 2014, a decrease of $2.0 million. Significantly impacting this comparison was the recognition of a $1.4 million prepayment penalty on the early termination of a $30.0 million borrowing in 2014. Additionally, all other major expense categories were down. Total non-interest expense remained flat, when comparing the third quarter of 2015 to the prior quarter.

Year to Date Results

Net Interest Income and Margin

Net interest income on a fully taxable equivalent basis was $42.1 million for the first nine months of 2015, an increase of $4.0 million from the same period in 2014. Net interest margin was 3.19% for the first nine months of 2015 compared to 3.07% in the first nine months of 2014. As in the second quarter of 2015, the net interest margin continues to be positively impacted by the modification of an FHLB advance and the prepayment of two repurchase agreements that occurred at the end of 2014.

Provision for Loan Losses

The Company recognized a provision for loan losses of $1.2 million in the first nine months of 2015 compared to a negative provision of $1.5 million in the first nine months of 2014. The increase in provision for loan losses resulted from the growth in outstanding loans during the first nine months of 2015. Also affecting the comparison, a large commercial real estate loan paid off in the second quarter of 2014, releasing approximately $748,000 in reserves.

Non-Interest Income

Non-interest income was $14.3 million for the nine months ended September 30, 2015, compared to $10.8 million for the nine months ended September 30, 2014. This favorable comparison is a result of increased mortgage banking income. During the period, the Company realized a high level of mortgage loan production being sold into the secondary market along with improved pricing on loans sold.

Non-Interest Expense

Total non-interest expense was $37.2 million in the first nine months of 2015, a decrease of $4.8 million over the first nine months of 2014. All major expense categories declined as a result of aggressive process improvements and cost reduction efforts.

Asset Quality

Measures of asset quality continued to improve during the first nine months of 2015 as evidenced by nonperforming assets to total assets decreasing to 0.95%, compared to 1.40% for the first nine months of 2014. The allowance for loan loss as a percentage of total loans was 1.35% at September 30, 2015 compared with 1.52% at December 31, 2014 and 1.59% at September 30, 2014.

Equity

Tangible book value per common share at September 30, 2015 improved to $5.12, as compared to $4.88 at December 31, 2014. During the third quarter, Home Savings reclassified approximately $105.0 million of available for sale securities to held to maturity providing for additional stability of tangible book value. The Company continues its share repurchase program, repurchasing 159,100 shares during the quarter.

Dividend to be Paid

The Board of Directors declared a quarterly cash dividend of $0.025 per common share payable November 13, 2015 to shareholders of record at the close of business November 2, 2015.

Conference Call

United Community Financial Corp. will host an earnings conference call on Wednesday, October 21, 2015, at 10:00 a.m. ET., to provide an overview of the Company’s third quarter 2015 results and highlights. The conference call may be accessed by calling 1-877-272-7661 ten minutes prior to the start time. Please ask to be joined into the United Community Financial Corp. (UCFC) call. Additionally, a live webcast may be accessed from the Company’s website www.ucfconline.com. Click on 3rd Quarter 2015 Conference Call on our corporate profile page to join the webcast.

United Community Financial Corp.

Home Savings is a wholly-owned subsidiary of the Company and operates 32 retail banking offices and nine loan production centers in Ohio and western Pennsylvania. Additional information on the Company and Home Savings may be found on the Company’s web site: www.ucfconline.com.

###

When used in this press release, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project”, “will have”, “can expect” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	September 30, 2015	December 31, 2014
	(Dollars in thousands)
Assets:
Cash and deposits with banks	$19,831	$21,152
Federal funds sold	24,849	11,828

Total cash and cash equivalents	44,680	32,980
Securities:
Available for sale, at fair value	366,765	499,790
Held to maturity (fair value of $113,152 and $0, respectively)	113,052	—
Loans held for sale, at lower of cost or market	14,195	20,730
Loans held for sale, at fair value	24,079	—
Loans, net of allowance for loan losses of $17,482 and $17,687	1,277,330	1,148,093
Federal Home Loan Bank stock, at cost	18,068	18,068
Premises and equipment, net	20,539	21,002
Accrued interest receivable	5,530	5,763
Real estate owned and other repossessed assets	3,316	3,467
Core deposit intangible	43	84
Cash surrender value of life insurance	54,482	46,401
Other assets	28,808	37,172

Total assets	$1,970,887	$1,833,550

Liabilities and Shareholders’ Equity
Liabilities:
Deposits:
Interest bearing	$1,201,886	$1,159,871
Non-interest bearing	208,598	187,965

Total deposits	1,410,484	1,347,836
Borrowed funds:
Federal Home Loan Bank advances
Long-term advances	46,780	46,194
Short-term advances	216,000	140,000

Total Federal Home Loan Bank advances	262,780	186,194
Repurchase agreements and other	30,540	30,558

Total borrowed funds	293,320	216,752
Advance payments by borrowers for taxes and insurance	14,360	19,904
Accrued interest payable	233	185
Accrued expenses and other liabilities	8,561	8,738

Total liabilities	1,726,958	1,593,415

Shareholders’ Equity:
Preferred stock-no par value; 1,000,000 shares authorized and no shares outstanding	—	—
Common stock-no par value; 499,000,000 shares authorized; 54,138,910 shares issued and 47,613,582 and 49,239,004 shares, respectively, outstanding	174,215	174,385
Retained earnings	137,743	128,512
Accumulated other comprehensive loss	(16,907)	(19,998)
Treasury stock, at cost, 6,525,328 and 4,899,906 shares, respectively	(51,122)	(42,764)

Total shareholders’ equity	243,929	240,135

Total liabilities and shareholders’ equity	$1,970,887	$1,833,550

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
	(Dollars in thousands, except per share data)
Interest income
Loans	$13,426	$12,890	$12,436	$39,007	$36,919
Loans held for sale	390	341	114	1,025	237
Securities:
Available for sale	2,599	2,679	3,002	8,139	9,368
Held to maturity, nontaxable	33	12	—	45	—
Held to maturity, taxable	17	—	—	17	—
Federal Home Loan Bank stock dividends	181	178	180	541	677
Other interest earning assets	8	11	4	25	51

Total interest income	16,654	16,111	15,736	48,799	47,252
Interest expense
Deposits	1,690	1,639	1,548	4,862	4,852
Federal Home Loan Bank advances	340	302	537	947	1,579
Repurchase agreements and other	323	319	926	958	2,753

Total interest expense	2,353	2,260	3,011	6,767	9,184

Net interest income	14,301	13,851	12,725	42,032	38,068
Taxable equivalent adjustment	19	6	—	25	—

Net interest income (FTE) (1)	14,320	13,857	12,725	42,057	38,068
Provision (recovery) for loan losses	673	753	116	1,242	(1,465)

Net interest income after provision for loan losses (FTE)	13,647	13,104	12,609	40,815	39,533

Non-interest income
Non-deposit investment income	259	248	408	799	1,156
Service fees and other charges:
Mortgage servicing fees	683	681	678	2,038	2,053
Deposit related fees	1,405	1,341	1,321	3,811	3,850
Mortgage servicing rights valuation	(137)	206	2	(92)	(4)
Mortgage servicing rights amortization	(450)	(462)	(435)	(1,355)	(1,259)
Other service fees	19	20	3	56	3
Net gains (losses):
Securities available for sale	—	—	328	11	362
Mortgage banking income	1,709	2,041	676	5,303	1,600
Real estate owned and other repossessed assets charges, net	(119)	(102)	(203)	(311)	(628)
Card fees	1,036	925	837	2,777	2,461
Other income	468	377	559	1,229	1,242

Total non-interest income	4,873	5,275	4,174	14,266	10,836

Non-interest expense
Salaries and employee benefits	6,894	6,898	7,001	20,968	22,863
Occupancy	819	768	874	2,505	2,622
Equipment and data processing	1,714	1,719	1,791	5,105	5,552
Financial institutions tax	272	326	198	924	594
Advertising	183	221	181	546	617
Amortization of core deposit intangible	14	13	17	41	52
Prepayment penalty	—	—	1,396	—	1,396
FDIC insurance premiums	313	307	295	946	875
Other insurance premiums	84	85	138	253	410
Professional fees:
Legal and consulting fees	361	311	184	889	522
Other professional fees	469	386	555	1,231	1,564
Real estate owned and other repossessed asset expenses	134	18	189	293	539
Other expenses	1,028	1,156	1,433	3,473	4,415

Total non-interest expenses	12,285	12,208	14,252	37,174	42,021

Income before income taxes	6,235	6,171	2,531	17,907	8,348
Taxable equivalent adjustment	19	6	—	25	—
Income tax expense (benefit)	2,073	2,040	(369)	5,928	(39,050)

Net income	$4,143	$4,125	$2,900	$11,954	$47,398

Earnings per common share:
Basic	$0.087	$0.085	$0.058	$0.246	$0.942
Diluted	0.086	0.084	0.058	0.245	0.937

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item.

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014		September 30, 2014
	(Dollars in thousands, except per share data)
Financial Data
Total assets	$1,970,887	$1,922,789	$1,860,620	$1,833,550		$1,801,540
Total loans, net	1,277,330	1,224,468	1,168,434	1,148,093		1,119,955
Total securities	479,817	477,747	492,412	499,790		507,125
Total deposits	1,410,484	1,439,247	1,406,744	1,347,836		1,346,377
Total shareholders’ equity	243,929	236,462	247,104	240,135		233,706
Net interest income	14,301	13,851	13,880	13,351		12,725
Net interest income (FTE) (1)	14,320	13,857	13,880	13,351		12,725
Provision (recovery) for loan losses	673	753	(184)	194		116
Noninterest income	4,873	5,275	4,118	2,905		4,174
Noninterest expense	12,285	12,208	12,681	13,939		14,252
Income tax expense (benefit)	2,073	2,040	1,815	(685)		(369)
Net income	4,143	4,125	3,686	2,808		2,900

Share Data
Basic earnings per common share	$0.087	$0.085	$0.075	$0.057		$0.058
Diluted earnings per common share	0.086	0.084	0.074	0.056		0.058
Book value per common share	5.12	4.95	5.01	4.88		4.70
Tangible book value per common share	5.12	4.95	5.01	4.88		4.70
Market value per common share	5.00	5.35	5.46	5.37		4.68
Common shares outstanding at end of period	47,614	47,763	49,309	49,239		49,682
Weighted average shares outstanding—basic	47,480	48,359	49,022	49,244		49,698
Weighted average shares outstanding—diluted	47,744	48,634	49,295	49,531		49,958

Key Ratios
Return on average assets (2)	0.85%	0.88%	0.80%	0.62%		0.66%
Return on average equity (3)	6.87%	6.73%	5.99%	4.70%		4.99%
Net interest margin	3.18%	3.16%	3.24%	3.16%		3.06%
Efficiency ratio	63.53%	63.40%	70.07%	72.85	%(4)	76.55%
Nonperforming loans to net loans, end of period	1.20%	1.55%	1.72%	1.78%		1.85%
Nonperforming assets to total assets, end of period	0.95%	1.16%	1.25%	1.30%		1.40%
Allowance for loan loss as a percent of loans, end of period	1.35%	1.36%	1.45%	1.52%		1.59%
Delinquent loans to total net loans, end of period	1.65%	1.45%	1.66%	1.82%		2.10%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item
(2)	Net income divided by average total assets
(3)	Net income divided by average total equity
(4)	Excludes penalty on the prepayment of repurchase agreements

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
	(Dollars in thousands)
Loan Portfolio Composition
Commercial loans
Multi-family	$74,042	$69,485	$63,597	$60,546	$56,445
Owner/nonowner occupied commercial real estate	167,366	148,025	132,305	121,595	123,260
Land	9,709	10,231	9,437	9,484	9,487
Construction	26,545	16,265	11,030	16,064	4,667
Commercial and industrial	65,004	69,269	54,036	45,222	39,853

Total	342,666	313,275	270,405	252,911	233,712
Residential mortgage loans
Real estate	723,619	709,342	696,387	694,105	669,270
Construction	40,723	34,074	37,293	37,113	52,735

Total	764,342	743,416	733,680	731,218	722,005
Consumer loans
Consumer	186,661	183,696	180,735	180,754	181,474

Total	186,661	183,696	180,735	180,754	181,474

Total loans	1,293,669	1,240,387	1,184,820	1,164,883	1,137,191
Less:
Allowance for loan losses	17,482	16,881	17,221	17,687	18,132
Deferred loan costs, net	(1,143)	(962)	(835)	(897)	(896)

Total	16,339	15,919	16,386	16,790	17,236

Total loans, net	1,277,330	1,224,468	1,168,434	1,148,093	1,119,955
Loans held for sale, net	38,274	35,102	31,243	20,730	10,567

Total loans	$1,315,604	$1,259,570	$1,199,677	$1,168,823	$1,130,522

	At or for the quarters ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
	(Dollars in thousands)
Deposit Portfolio Composition
Checking accounts
Interest bearing checking accounts	$168,025	$179,969	$184,029	$137,511	$131,266
Non-interest bearing checking accounts	208,598	206,228	199,512	187,965	181,632

Total checking accounts	376,623	386,197	383,541	325,476	312,898
Savings accounts	277,313	282,737	282,643	274,149	273,192
Money market accounts	309,004	313,602	310,983	312,911	313,513

Total non-time deposits	962,940	982,536	977,167	912,536	899,603
Retail certificates of deposit	447,544	456,711	429,577	435,300	446,774

Total certificates of deposit	447,544	456,711	429,577	435,300	446,774

Total deposits	$1,410,484	$1,439,247	$1,406,744	$1,347,836	$1,346,377

Certificates of deposit as a percent of total deposits	31.73%	31.73%	30.54%	32.30%	33.18%

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
	(Dollars in thousands)
Allowance For Loan Losses
Beginning balance	$16,881	$17,221	$17,687	$18,132	$18,264
Provision (recovery)	673	753	(184)	194	116
Net chargeoffs	(72)	(1,093)	(282)	(639)	(248)

Ending balance	$17,482	$16,881	$17,221	$17,687	$18,132

	At or for the quarters ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
	(Dollars in thousands)
Net (Charge-offs) Recoveries
Commercial loans
Multi-family	$9	$(64)	$13	$—	$—
Owner/nonowner occupied commercial real estate	(109)	(31)	9	(25)	(9)
Land	(12)	—	—	—	—
Construction	(88)	(603)	—	—	—
Commercial and industrial	137	127	75	199	158

Total	(63)	(571)	97	174	149
Residential mortgage loans
Real estate	(16)	(306)	20	(141)	(278)
Construction	—	—	—	(488)	(90)

Total	(16)	(306)	20	(629)	(368)
Consumer loans
Consumer	7	(216)	(399)	(184)	(29)

Total	7	(216)	(399)	(184)	(29)

Total net chargeoffs	$(72)	$(1,093)	$(282)	$(639)	$(248)

	At or for the quarters ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
	(Dollars in thousands)
Nonperforming Loans
Commercial loans
Multi-family	$—	$85	$85	$93	$114
Owner/nonowner occupied commercial real estate	3,694	5,637	5,700	5,781	6,804
Land	484	496	531	531	531
Construction	415	415	1,051	1,051	2,453
Commercial and industrial	4,016	4,016	4,016	4,016	4,144

Total	8,609	10,649	11,383	11,472	14,046
Residential mortgage loans
Real estate	4,845	6,475	6,652	6,816	4,700
Construction	—	—	—	—	—

Total	4,845	6,475	6,652	6,816	4,700
Consumer loans
Consumer	1,887	1,887	2,061	2,163	1,960

Total	1,887	1,887	2,061	2,163	1,960

Total nonperforming loans	$15,341	$19,011	$20,096	$20,451	$20,706

Total Nonperforming Loans and Nonperforming Assets
Past due 90 days and on nonaccrual status	$14,891	$14,246	$15,357	$16,018	$18,114
Past due 90 days and still accruing	—	—	—	—	—

Past due 90 days	14,891	14,246	15,357	16,018	18,114
Past due less than 90 days and on nonaccrual	450	4,765	4,739	4,433	2,592

Total nonperforming loans	15,341	19,011	20,096	20,451	20,706
Other real estate owned	3,262	3,127	2,908	3,345	4,445
Repossessed assets	54	234	211	122	42

Total nonperforming assets	$18,657	$22,372	$23,215	$23,918	$25,193